UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2013

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio		43502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. was held on April 18, 2013. The following two matters to be decided by vote were:

1. A proposal to elect thirteen (13) directors of the Corporation

The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders.

	Votes Cast For	Votes Withheld	Broker Non-Vote
Dexter L. Benecke	2,731,228	15,248	32
Eugene N. Burkholder	2,716,110	30,366	32
Steven A. Everhart	2,727,100	19,376	32
Darryl N. Faye	2,726,650	19,826	32
Jack C. Johnson	2,708,997	37,479	32
Marcia S. Latta	2,704,250	42,226	32
Steven J. Planson	2,730,735	15,740	32
Anthony J. Rupp	2,721,494	24,982	32
David P. Rupp Jr.	2,723,922	22,554	32
James C. Saneholtz	2,725,407	21,069	32
Kevin J. Sauder	2,708,528	37,948	32
Paul S. Siebenmorgen	2,704,847	41,629	32
Steven J. Wyse	2,711,647	34,829	32

2. An advisory vote on the appoinment of the independent registered public firm, Plante & Moran, PLLC.

Votes Cast For	Votes Against	Votes Abstained
2,728,199	5,148	13,161

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Farmers & Merchants Bancorp, Inc. (Registrant)

Dated: April 23, 2013	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer